Exhibit 99.1

NEWS RELEASE

For additional information, contact:

D. Neil Dauby, Chairman and Chief Executive Officer

Bradley M. Rust, President and Chief Financial Officer

(812) 482-1314

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GERMAN AMERICAN ANNOUNCES COMPLETION OF MERGER WITH HEARTLAND BANCCORP AND HEARTLAND BANK

JASPER, Ind., February 3, 2025 – German American Bancorp, Inc. (Nasdaq: GABC) announced today that it has completed its merger with Heartland BancCorp, the parent company of Heartland Bank, effective at 12:01 a.m. (Eastern time) on February 1, 2025. Immediately following completion of the holding company transaction, Heartland Bank merged with and into German American’s banking subsidiary, German American Bank.

Each Heartland shareholder of record at closing (other than the Heartland 401(k) Plan) is entitled to receive 3.90 shares of German American common stock (the “Exchange Ratio”) for each of their shares of Heartland common stock, subject to their surrender of the old Heartland shares to the exchange agent designated by German American. Instructions and forms to accomplish that surrender and exchange process are being mailed by the exchange agent to each of Heartland’s shareholders of record as of closing.

The beneficial owners of Heartland shares held in the Heartland 401(k) Plan are entitled to receive a cash payment equal to $161.19 per share, which is equal to the Exchange Ratio multiplied by the closing trading price of German American’s common shares on January 31, 2025.

Each option to acquire a share of Heartland common stock outstanding at the closing of the merger has been cancelled in exchange for the right to receive a cash payment equal to (i) $39.64 per share, which is equal to the Exchange Ratio multiplied by the volume-weighted average price of German American’s common shares over the ten (10) consecutive trading days ending on January 28, 2025, less (ii) the option exercise price per share, and less (iii) any applicable withholding taxes.

Giving effect to the merger, the combined organization will have a community branch network of 94 locations across Indiana, Kentucky and Ohio and would have had approximately $8.3 billion in total assets as of December 31, 2024.

“We expect this strategic transaction will be accretive to German American’s earnings per share during the twelve months following completion of the transaction with a relatively quick tangible book value earn back period,” stated D. Neil Dauby, Chairman and CEO of German American. “We also expect our pro forma capital ratios will continue to exceed regulatory well-capitalized levels providing ongoing financial strength and future growth opportunities.”

Dauby continued, “This strategic partnership will bring together two high-performing, community-oriented organizations and expand German American’s footprint into Columbus and Cincinnati, Ohio, two of the most vibrant and fastest-growing markets in the Midwest. We share the same culture and commitment to serving our customers and our communities with a relationship-based approach. We are excited to welcome the Heartland customers, employees, communities and shareholders to the German American family.

NEWS RELEASE

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As contemplated by the terms of the merger agreement, G. Scott McComb, Heartland’s Chairman, President and CEO, and Ronnie R. Stokes, another Heartland board member, have been appointed to the German American Bancorp and German American Bank boards of directors, effective February 1, 2025.

Many members of the Heartland Executive and senior teams will continue to serve the combined organization as regional management to provide local leadership and decision making while the customer/client focused Heartland banking and wealth management teams will continue to serve the financial and investment needs of individuals and businesses throughout the Greater Columbus and Cincinnati communities.

Commenting on the merger, Mr. McComb stated, “This strategic partnership with a like-minded, larger community bank will enable us to continue our strong brand and growth trajectory within the markets we serve. It will also allow us to deepen and broaden our current and prospective customer relationships with enhanced financial service offerings. Strategically and culturally, Heartland and German American are exceptionally well aligned with a strong commitment to the community banking business model. That model, centered on delivering an exceptional customer experience and a willingness to invest in local communities, which Ohio has come to know and love from Heartland, will continue to propel the combined organization’s success.”

Keefe, Bruyette & Woods, Inc., A Stifel Company served as financial advisor on the transaction to German American and Dentons Bingham Greenebaum LLP served as legal counsel.

Raymond James & Associates, Inc. served as the financial advisor on the transaction to Heartland and Hunton Andrews Kurth LLP served as legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected benefits of the merger (the “Merger”) between German American Bancorp, Inc. (“German American”) and Heartland BancCorp (“Heartland”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

NEWS RELEASE

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These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of German American and Heartland will not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability of German American to complete integration and attract new customers; possible changes in economic and business conditions; the impacts of epidemics, pandemics or other infectious disease outbreaks; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit, and interest rate risks associated with German American’s business; and other risks and factors identified in German American’s cautionary language included under the headings “Forward-Looking Statements and Associated Risk” and “Risk Factors” in German American’s Annual Report on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by German American with the SEC. German American does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, German American’s past results of operations do not necessarily indicate its anticipated future results.

About German American

German American Bancorp, Inc. (Nasdaq: GABC) is a financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 94 banking offices located throughout Indiana (central/southern), Kentucky (northern/central/western), and Ohio (central/ southwest). In Columbus, Ohio and Greater Cincinnati, the Company does business as Heartland Bank, a Division of German American Bank. The Company also owns an investment brokerage subsidiary, German American Investment Services, Inc.